EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-56496 and 333-99181) of our report dated March 21, 2005 relating to the consolidated financial statements and financial statement schedule of CoSine Communications, Inc. included in this Annual Report on Form 10-K.

/s/ Burr, Pilger & Mayer LLP

Palo Alto, California
March 30, 2005